 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K/A

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):	August 11, 2022

The Dixie Group, Inc.
(Exact name of Registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Reed Road	Dalton	GA	30720
(Address of principal executive offices)			(zip code)

706	876-5800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is an amendment (“Amendment No. 1”) by The Dixie Group, Inc. (the “Company”) to the Current Report on Form 8-K filed by the Company on August 15, 2022 (the “Original Filing”) under Item 1.01 Entry Into a Material Definitive Agreement. As previously provided in the Original Filing, the first sentence of the Original Filing under Item 1.01 refers to TDG Operations, LLC as a Delaware limited liability company, which is incorrect. TDG Operations, LLC is a Georgia limited liability company. It was correctly referenced in the second paragraph of the Original Filing. No other changes have been made to the Original Filing.

The first sentence appearing in Item 1.01 of the Original Filing is deleted and the following is substituted in its stead:

Item 1.01 Entry Into a Material Definitive Agreement.

On August 11, 2022, TruCor LLC, a Georgia limited liability company (“TruCor”), a wholly-owned subsidiary of TDG Operations, LLC, a Georgia limited liability company, which is a wholly-owned subsidiary of the Registrant, entered into a Joint Venture Agreement (the “JVA”) with Alabama Manufacturing Investment LLC, a Delaware limited liability company (“AMI”), pursuant to which the two companies agreed to form and become the two members of Rigid Core Manufacturing LLC, a Delaware limited liability company (the “JV”), for the purpose of manufacturing luxury vinyl tile.

The remainder of Item 1.01 and the remainder of the Original Filing is unchanged.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2022	THE DIXIE GROUP, INC.

/s/ Allen L. Danzey
Allen L. Danzey
Chief Financial Officer